Exhibit 99.1

Unaudited pro forma condensed combined financial data of Kindred and RehabCare

The following unaudited pro forma condensed combined financial data is based upon the historical audited consolidated financial data of Kindred Healthcare, Inc. and its consolidated subsidiaries (“Kindred”, “we” or “our”) and RehabCare Group, Inc. and its consolidated subsidiaries (“RehabCare”) and has been prepared to reflect our previously announced acquisition of RehabCare in which Kindred will acquire all of the outstanding common stock of RehabCare (the “RehabCare Acquisition”), the issuance of $550 million senior notes due 2019 (the “Notes”), the entry into the new credit facilities in connection with the RehabCare Acquisition (the “New Credit Facilities”) and the use of proceeds from the Notes offering and the borrowings under the New Credit Facilities are collectively referred to herein as the “Transactions.” The unaudited pro forma condensed combined balance sheet is presented as if the Transactions had occurred on March 31, 2011. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and the three months ended March 31, 2010 and March 31, 2011 were prepared assuming the Transactions occurred on January 1, 2010. The historical consolidated financial data has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations. The historical consolidated financial statements of RehabCare have been adjusted to reflect certain reclassifications to conform with our financial statement presentation.

The following unaudited pro forma condensed combined financial data should be read in conjunction with Kindred’s and RehabCare’s consolidated financial statements and related notes previously filed with the SEC by Kindred and RehabCare, respectively.

The following unaudited pro forma condensed combined financial data has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Kindred and RehabCare been a combined company during the periods specified.

The following unaudited pro forma condensed combined financial data has been prepared using the acquisition method of accounting under generally accepted accounting principles in the United States (“GAAP”), which is subject to change and interpretation. The acquisition accounting for certain items, including property and equipment, identifiable intangible assets, leasehold interests and noncontrolling interests, is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are based upon estimates and current preliminary information and may differ materially from actual amounts. For purposes of this unaudited pro forma condensed combined financial data, the conversion of each share of RehabCare common stock outstanding immediately prior to the consummation of the RehabCare Acquisition into the right to receive 0.471 of a share of Kindred common stock and $26.00 in cash, without interest (the “Merger Consideration”) has been preliminarily allocated to the tangible and intangible assets being acquired and liabilities being assumed based upon various estimates of fair value. The Merger Consideration will be allocated among the fair values of the assets acquired and liabilities assumed based upon their estimated fair values as of the date of the RehabCare Acquisition. Any excess of the Merger Consideration over the fair value of RehabCare identifiable net assets will be recorded as goodwill. The final allocation is dependent upon the completion of the aforementioned valuations and other analyses that cannot be completed prior to the RehabCare Acquisition. The actual amounts recorded at the completion of the RehabCare Acquisition may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial data and those differences could have a material impact on the unaudited pro forma condensed combined financial data and the combined company’s future results of operations and financial performance. The unaudited pro forma condensed combined statement of operations does not include expenses and certain write-offs related to debt refinancing that we expect to incur in connection with the consummation of the RehabCare Acquisition, which, at this time, are estimated to be approximately $89 million. Additionally, the unaudited pro forma condensed combined financial data does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities, nor does the unaudited pro forma condensed combined statement of operations include the effects of any other items directly attributable to the RehabCare Acquisition that are not expected to have a continuing impact on the combined results of operations.

Kindred and RehabCare

Unaudited pro forma condensed combined balance sheet

As of March 31, 2011

(in thousands)

	Historical		Pro forma adjustments
	Kindred	RehabCare	Reclassifications		Merger and financing (h)		Allocation of Merger Consideration		Pro forma combined

Assets

Current assets:
Cash and cash equivalents	$18,500	$33,622	$-		$(1,506,939)		$-		$52,122
					1,506,939
Cash–restricted	5,456	-	-		-		-		5,456
Insurance subsidiary investments	62,414	-	-		-		-		62,414
Accounts receivable less allowance for loss	662,687	249,015	(186	)(a)	-		-		911,516
Inventories	24,662	-	5,988	(b)	-		-		30,650
Deferred tax assets	12,981	24,094	-		-		-		37,075
Income taxes	1,492	-	(13,025	)(c)	21,438		-		9,905
Other	29,935	11,221	186	(a)	-		-		35,354

			(5,988	)(b)

	818,127	317,952	(13,025)		21,438		-		1,144,492
Property and equipment, net	906,102	117,386	-		-		12,979	(i)	1,036,467
Goodwill	242,420	567,863	-		-		(567,863	)(i)	1,037,222

							794,802	(i)
Intangible assets less accumulated amortization	92,399	129,576	-		-		(129,576	)(i)	493,399

							401,000	(i)
Assets held for sale	7,082	-	-		-		-		7,082
Insurance subsidiary investments	106,501	-	-		-		-		106,501
Deferred tax assets	89,713	-	(89,713	)(d)	-		-		-
Investment in RehabCare Group, Inc.	-	-	-		955,650		(955,650	)(j)	-
Other	71,264	27,563	-		(15,538 (805	) )	(2,295	)(k)	137,689

					57,500

Total assets	$2,333,608	$1,160,340	$(102,738)		$1,018,245		$(446,603)		$3,962,852

Liabilities and equity

Current liabilities:
Accounts payable	$161,258	$15,665	$-		$-		$-		$176,923
Salaries, wages and other compensation	289,550	68,478	9,182	(e)	-		-		367,210
Due to third party payors	24,093	-	368	(f)	-		-		24,461
Professional liability risks	40,145	-	7,494	(g)	-		-		47,639
Income taxes	-	13,025	(13,025	)(c)	-		-		-
Other accrued liabilities	85,841	72,124	(9,182	)(e)	(575)		(7,980	)(l)	128,072
			(368	)(f)	(1,999)		(2,295	)(k)
			(7,494	)(g)
Long-term debt due within one year	92	7,791	-		(4,500)		-		10,383

					7,000

	600,979	177,083	(13,025)		(74)		(10,275)		754,688
Long-term debt	350,533	365,138	-		(364,875)		-		1,507,983

					(350,000)

					1,506,939

					7,248

					(7,000)
Professional liability risks	214,791	-	-		-		-		214,791
Deferred tax liabilities	-	56,571	(89,713	)(d)	-		98,614	(i)	65,472
Deferred credits and other liabilities	111,435	5,479	-		-		-		116,914
Noncontrolling interests-redeemable	-	-	-		-		9,508	(m)	9,508

Equity:
Stockholders’ equity:
Common stock, par value	9,995	289	-		2,997		(289	)(n)	12,992
Capital in excess of par value	830,657	306,151	-		290,254		(306,151	)(n)	1,120,911
Accumulated other comprehensive income	393	-	-		-		-		393
Treasury stock	-	(54,704)	-		-		54,704	(n)	-
Retained earnings	214,825	283,206	-		(67,244)		(283,206	)(n)	147,581

	1,055,870	534,942	-		226,007		(534,942)		1,281,877
Noncontrolling interests-nonredeemable	-	21,127	-		-		(9,508	)(m)	11,619

Total equity	1,055,870	556,069	-		226,007		(544,450)		1,293,496

Total liabilities and equity	$2,333,608	$1,160,340	$(102,738)		$1,018,245		$(446,603)		$3,962,852

See accompanying notes to unaudited pro forma condensed combined financial data.

Kindred and RehabCare

Unaudited pro forma condensed combined statement of operations

Year ended December 31, 2010

(in thousands, except per share amounts)

	Historical		Pro forma adjustments
	Kindred	RehabCare	Reclassifications (o)	Merger and financing		Allocation of Merger Consideration		Pro forma combined

Revenues	$4,359,697	$1,329,443	$-	$-		$-		$5,689,140

Salaries, wages and benefits	2,505,690	-	862,602	-		-		3,368,292
Supplies	342,197	-	74,194	-		-		416,391
Rent	357,372	-	49,208	-		-		406,580
Other operating expenses	948,609	1,056,671	(877,386)	-		(996	)(s)	1,126,898
Selling, general and administrative	-	108,618	(108,618)	-		-		-

Other income	(11,422)	(959)	-	-		-		(12,381)
Depreciation and amortization	121,552	30,595	-	-		1,018	(t)	157,047

						(8,178	)(u)

						12,060	(u)
Interest expense	7,090	33,167	-	(37,676	)(p)	-		104,308

				101,727	(p)
Investment income	(1,245)	(98)	-	-		-		(1,343)

	4,269,843	1,227,994	-	64,051		3,904		5,565,792

Income from continuing operations before income taxes	89,854	101,449	-	(64,051)		(3,904)		123,348
Provision for income taxes	33,708	36,559	-	(24,660	)(q)	1,882	(q)	47,489

Income from continuing operations	56,146	64,890	-	(39,391)		(5,786)		75,859
Earnings attributable to noncontrolling interests	-	(3,677)	-	-		-		(3,677)

Income from continuing operations attributable to Kindred	$56,146	$61,213	$-	$(39,391)		$(5,786)		$72,182

Pro forma earnings from continuing operations per common share:
Basic	$1.42							$1.40 (v)
Diluted	$1.42							$1.40 (v)

Pro forma shares used in computing earnings from continuing operations per common share:
Basic	38,738			11,989	(r)			50,727
Diluted	38,954			11,989	(r)			50,943

See accompanying notes to unaudited pro forma condensed combined financial data.

Kindred and RehabCare

Unaudited pro forma condensed combined statement of operations

Three months ended March 31, 2010

(in thousands, except per share amounts)

	Historical		Pro forma adjustments
	Kindred	RehabCare	Reclassifications (o)	Merger and financing		Allocation of Merger Consideration		Pro forma combined

Revenues	$1,089,837	$321,954	$-	$-		$-		$1,411,791

Salaries, wages and benefits	627,175	-	209,856	-		-		837,031
Supplies	85,886	-	17,172	-		-		103,058
Rent	88,319	-	12,101	-		-		100,420
Other operating expenses	234,204	256,636	(212,594)	-		-		278,246
Selling, general and administrative	-	26,535	(26,535)	-		-		-
Other income	(3,084)	(123)	-	-		-		(3,207)
Depreciation and amortization	31,121	7,218	-	-		761	(t)	39,989
						(2,126)	(u)
						3,015	(u)
Interest expense	1,307	8,500	-	(9,132)	(p)	-		25,716
				25,041	(p)
Investment income	(877)	(18)	-	-		-		(895)

	1,064,051	298,748	-	15,909		1,650		1,380,358

Income from continuing operations before income taxes	25,786	23,206	-	(15,909)		(1,650)		31,433
Provision for income taxes	10,631	8,941	-	(6,125)	(q)	(1,345)	(q)	12,102

Income from continuing operations	15,155	14,265	-	(9,784)		(305)		19,331
Loss attributable to noncontrolling interests	-	164	-	-		-		164

Income from continuing operations attributable to Kindred	$15,155	$14,429	$-	$(9,784)		$(305)		$19,495

Pro forma earnings from continuing operations per common share:
Basic	$0.38							$0.38	(v)
Diluted	$0.38							$0.38	(v)
Pro forma shares used in computing earnings from continuing operations per common share:
Basic	38,626			11,989	(r)			50,615
Diluted	38,859			11,989	(r)			50,848

See accompanying notes to unaudited pro forma condensed combined financial data.

Kindred and RehabCare

Unaudited pro forma condensed combined statement of operations

Three months ended March 31, 2011

(in thousands, except per share amounts)

	Historical		Pro forma adjustments
	Kindred	RehabCare	Reclassifications (o)	Merger and financing		Allocation of Merger Consideration		Pro forma combined

Revenues	$1,192,421	$364,599	$-	$-		$-		$1,557,020

Salaries, wages and benefits	678,695	-	231,672	-		-		910,367
Supplies	90,022	-	19,918	-		-		109,940
Rent	91,453	-	13,282	-		-		104,735
Other operating expenses	259,369	284,980	(231,269)	-		(8,712	)(s)	304,368
Selling, general and administrative	-	33,603	(33,603)	-		-		-
Other income	(2,785)	(149)	-	-		-		(2,934)
Depreciation and amortization	32,549	8,223	-	-		(591	)(t)	41,444

						(1,752	)(u)

						3,015	(u)
Interest expense	5,728	7,468	-	(12,638	)(p)			25,599

				25,041	(p)
Investment income	(495)	(12)	-	-		-		(507)

	1,154,536	334,113	-	12,403		(8,040)		1,493,012

Income from continuing operations before income taxes	37,885	30,486	-	(12,403)		8,040		64,008
Provision for income taxes	15,609	11,024	-	(4,775	)(q)	2,785	(q)	24,643

Income from continuing operations	22,276	19,462	-	(7,628)		5,255		39,365
Earnings attributable to noncontrolling interests	-	(1,665)	-	-		-		(1,665)

Income from continuing operations attributable to Kindred	$22,276	$17,797	$-	$(7,628)		$5,255		$37,700

Pro forma earnings from continuing operations per common share:
Basic	$0.56							$0.73 (v)
Diluted	$0.55							$0.72 (v)

Pro forma shares used in computing earnings from continuing operations per common share:
Basic	39,035			11,989	(r)			51,024
Diluted	39,543			11,989	(r)			51,532

See accompanying notes to unaudited pro forma condensed combined financial data.

Notes to unaudited pro forma condensed combined financial data

Note 1—Basis of presentation

The accompanying unaudited pro forma condensed combined financial data was prepared in accordance with the provisions of the authoritative guidance for business combinations using the acquisition method of accounting in which Kindred acquires all of the outstanding common stock of RehabCare.

The accompanying unaudited pro forma condensed combined financial data presents the pro forma combined financial position and results of operations based upon the historical audited and unaudited financial statements of Kindred and RehabCare, after giving effect to the Transactions, which include the RehabCare Acquisition, related financing activities and other adjustments. The unaudited pro forma condensed combined financial data has been prepared for illustrative purposes only and does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities, nor does the unaudited pro forma condensed combined statement of operations include the effects of any other items directly attributable to the RehabCare Acquisition that are not expected to have a continuing impact on the combined results of operations.

The accompanying unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had been consummated on March 31, 2011, and includes estimated pro forma adjustments for the preliminary valuations of assets acquired and liabilities assumed. These adjustments are subject to further revision as additional information becomes available. The unaudited pro forma condensed combined statement of operations gives effect to the Transactions as if they had been consummated on January 1, 2010.

Note 2—Preliminary allocation of Merger Consideration

On February 7, 2011, we entered into a merger agreement (the “Merger Agreement”) with RehabCare, providing for Kindred’s acquisition of all of the outstanding common stock of RehabCare. Each share of RehabCare common stock outstanding immediately prior to the effective time (subject to certain exceptions) will be converted into the right to receive 0.471 of a share of Kindred’s common stock and $26.00 in cash, without interest. No fractional shares of our common stock will be issued in the RehabCare Acquisition and RehabCare stockholders will receive cash in lieu of fractional shares. The Merger Agreement also provides for the vesting and conversion of certain RehabCare stock options and the vesting and lapse of restrictions on RehabCare restricted shares. The value of the equity consideration portion of the preliminary Merger Consideration is subject to change based upon changes in the market price of our common stock prior to closing. The total value of the transaction, including the assumption and refinancing of RehabCare long-term debt, is approximately $1.3 billion.

Upon completion of the RehabCare Acquisition, RehabCare stockholders will own approximately 23% of our outstanding common stock.

We will fund the RehabCare Acquisition and repay existing indebtedness of Kindred and RehabCare with borrowings under the New Credit Facilities and the proceeds of the Notes offering.

An estimate of the Merger Consideration paid to RehabCare stockholders upon the consummation of the RehabCare Acquisition and a preliminary allocation of the Merger Consideration to the assets to be acquired and the liabilities to be assumed follows (in thousands, except per share cash consideration, exchange ratio and closing price, or per option weighted average value amounts):

Estimate of Merger Consideration:
Cash consideration:
RehabCare common stock and unvested restricted shares outstanding as of March 31, 2011	25,455
Cash consideration paid per share per the Merger Agreement	$26.00

661,830

RehabCare employee stock options outstanding with exercise prices below the Merger Consideration as of March 31, 2011	39
Weighted average value per outstanding RehabCare stock options as of May 19, 2011	$14.60

569

Total cash consideration	662,399

Kindred equity consideration:
RehabCare common stock and unvested restricted shares outstanding as of March 31, 2011	25,455
Exchange ratio per Merger Agreement	0.471

Assumed Kindred common stock issued	11,989
Kindred closing price per share as of May 19, 2011	$24.46

Total equity consideration	293,251

Total Merger Consideration to RehabCare stockholders and stock option holders	$955,650

Allocation of Merger Consideration to assets acquired and liabilities assumed (in thousands):

	Historical balances as of March 31, 2011	Reclassifications and fair value adjustments	Allocation of Merger Consideration

Cash and cash equivalents	$33,622	$-	$33,622
Accounts receivable	249,015	(186)	248,829
Deferred tax assets	24,094	-	24,094
Other current assets (liabilities)	11,221	(12,839)	(1,618)
Property and equipment	117,386	12,979	130,365
Identifiable intangible assets	129,576	271,424	401,000
Other assets	27,563	-	27,563
Current portion of long-term debt	(7,791)	-	(7,791)
Accounts payable and other current liabilities	(169,292)	21,005	(148,287)
Long-term debt, less current portion	(365,138)	-	(365,138)
Deferred tax liabilities	(56,571)	(98,614)	(155,185)
Other liabilities	(5,479)	-	(5,479)
Noncontrolling interests-nonredeemable	(21,127)	9,508	(11,619)
Noncontrolling interests-redeemable	-	(9,508)	(9,508)

Total identifiable net assets	(32,921)		160,848
Goodwill	567,863		794,802

Net assets	$534,942		$955,650

A change of $1 in the price of our common stock would increase or decrease the equity consideration, including unvested employee restricted shares and employee stock option consideration, by approximately $12 million, which would result in a corresponding adjustment to goodwill.

The final Merger Consideration allocation for certain items, including property and equipment, identifiable intangible assets, leasehold interests and noncontrolling interests, is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. The actual amounts recorded at the completion of the RehabCare Acquisition may differ materially from the information presented herein.

Note 3—Pro forma adjustments

The unaudited pro forma condensed combined financial data includes the following adjustments to conform the RehabCare balance sheet and statement of operations with the Kindred presentation, to give effect to the RehabCare Acquisition and Kindred’s financing activities and to adjust historical amounts to estimated fair value in connection with the Merger Consideration allocation. See Note 2.

Unaudited pro forma condensed combined balance sheet adjustments

a)	To reclassify $0.2 million of RehabCare Medicare and Medicaid cost report accounts and other accounts receivable from other current assets to accounts receivable.

b)	To reclassify $6.0 million of RehabCare inventory from other current assets to inventory.

c)	To reclassify $13.0 million of RehabCare income taxes payable to offset Kindred’s income taxes receivable.

d)	To reclassify $89.7 million of Kindred long-term deferred tax assets to long-term deferred tax liabilities to conform to the pro forma condensed combined balance sheet presentation after adjustments.

e)	To reclassify $9.2 million of RehabCare workers compensation liabilities from other accrued liabilities to accrued salaries, wages and other compensation.

f)	To reclassify $0.4 million of RehabCare Medicare and Medicaid cost report payables from other accrued liabilities to due to third party payors.

g)	To reclassify $7.5 million of RehabCare professional liability risks from other current liabilities to professional liability risks classified as current.

h)	We will fund the RehabCare Acquisition and repay existing indebtedness of Kindred and RehabCare with borrowings under the New Credit Facilities and the proceeds of the Notes offering. The New Credit Facilities include a $650 million senior secured asset-based revolving credit facility (“the ABL Facility”) with a five-year term and a $700 million senior secured term loan facility (the “Term Loan Facility”) with a seven-year term. We expect to pay various financing costs related to executing these debt instruments that will be amortized over the terms of the loans or expensed at the consummation of the RehabCare Acquisition.

Unaudited pro forma condensed combined balance sheet adjustments (continued)

The financing activities related to the RehabCare Acquisition, including both debt and equity financing and the related uses of funds, follows (in thousands, except per share amounts):

Financing sources:
New debt:
$650 million ABL Facility	$263,939
$700 million Term Loan Facility (current portion—$7 million)	700,000
$550 million Notes offering	550,000	$1,513,939

Equity exchanged:

Kindred common stock, $0.25 par value	2,997

Capital in excess of par value	290,254	293,251

		$1,807,190

Financing uses:
Consideration to acquire RehabCare (see Note 2):
Cash consideration	$662,399
Equity exchanged	293,251	$955,650

RehabCare long-term debt refinanced	364,875
Current portion of RehabCare long-term debt refinanced	4,500	369,375

Kindred revolving credit facility to be refinanced		350,000
Accrued interest related to debt refinanced		575
Financing costs paid at merger closing (deferred as long-term assets)		57,500
Original issue discount on Term Loan Facility (recorded for accounting purposes as a reduction to new debt)		7,000
Expenses paid at closing		67,090

		$1,807,190

Expenses related to RehabCare Acquisition closing:
Cash payments:
Legal and professional fees	$33,000
Employee change in control payments and other severance agreements	21,100
Bridge loan facility commitment fee	8,250
Other expenses	4,740

67,090
Less amounts accrued at March 31, 2011	(1,999)

65,091
Non-cash write-offs:
RehabCare deferred financing costs	15,538
RehabCare original issue discount	7,248
Kindred deferred financing costs	805

23,591

88,682
Income tax benefit(1)	(21,438)

Charge to retained earnings	$67,244

(1) The combined company estimated statutory income tax rate of 38.5% was only applied to expenses related to the RehabCare Acquisition that are expected to be deductible for income tax purposes.

Unaudited pro forma condensed combined balance sheet adjustments (continued)

i)	To adjust the tangible and identifiable intangible assets acquired and liabilities assumed based upon preliminary estimates of fair value and eliminate historical RehabCare goodwill and identifiable intangible asset balances. The preliminary estimates of fair value for property and equipment and identifiable intangible assets follow (dollars in thousands):

	Historical net book value as of March 31, 2011	Estimated fair value	Estimated fair value adjustment

Property and equipment:
Land	$6,043	$6,338	$295
Buildings	53,089	58,725	5,636
Buildings and equipment under capital lease obligations	6,443	7,021	578
Equipment	51,474	57,927	6,453
Construction in progress	337	354	17

	$117,386	$130,365	$12,979

Estimated fair value

Identifiable intangibles:
Indefinite lived:
RehabCare trade name	$141,100
Medicare certifications	122,200
Certificates of need	8,000
Finite lived:
Customer relationships	110,400
Other trade name	16,500
Non-compete agreements	2,800

$401,000

The excess of the Merger Consideration for RehabCare over the fair value of its identifiable net assets of $794.8 million is recorded as goodwill. See Note 2.

Adjustments to deferred tax liabilities related to the tax effect of fair value adjustments (in thousands):

Property and equipment	$4,997
Identifiable intangible assets	104,498
Goodwill	(10,881)

$98,614

j)	To allocate the total Merger Consideration paid to RehabCare stockholders to the assets acquired and liabilities assumed. See Note 2.

k)	To remove $2.3 million of financing costs accrued by Kindred at March 31, 2011 that will be paid upon the consummation of the RehabCare Acquisition and are reflected in pro forma adjustment (h) as financing costs paid upon the consummation of the RehabCare Acquisition.

Unaudited pro forma condensed combined balance sheet adjustments (continued)

l)	To eliminate $8.0 million of deferred rent liabilities related to straight-line rent accruals in accordance with the provisions of the authoritative guidance for business combinations. In subsequent periods following the date of the merger, lease payments that are not contingent will continue to be accounted for on a straight-line basis.

m)	To reclassify $9.5 million of RehabCare noncontrolling interests that may be redeemable under the change in control provisions of existing contracts.

n)	To eliminate the historical stockholders’ equity balances of RehabCare.

Unaudited pro forma condensed combined statement of operations adjustments

o)	To reclassify the RehabCare statement of operations presentation to conform with the Kindred presentation (in thousands):

	For the year ended December 31, 2010
	Other operating expenses	Selling, general and administrative	Total

Salaries, wages and benefits	$789,507	$73,095	$862,602
Supplies	73,473	721	74,194
Rent	46,559	2,649	49,208
Other operating expenses	(909,539)	32,153	(877,386)
Selling, general and administrative	-	(108,618)	(108,618)

	$-	$-	$-

	For the three months ended March 31, 2010			For the three months ended March 31, 2011
	Other operating expenses	Selling, general and administrative	Total	Other operating expenses	Selling, general and administrative	Total

Salaries, wages and benefits	$191,463	$18,393	$209,856	$212,068	$19,604	$231,672
Supplies	17,005	167	17,172	19,750	168	19,918
Rent	10,978	1,123	12,101	12,600	682	13,282
Other operating expenses	(219,446)	6,852	(212,594)	(244,418)	13,149	(231,269)
Selling, general and administrative	-	(26,535)	(26,535)	-	(33,603)	(33,603)

	$-	$-	$-	$-	$-	$-

Pro forma stock-based compensation expense, which is included in pro forma salaries, wages and benefits, totaled $14.6 million, $4.7 million and $3.4 million for the year ended December 31, 2010, the three months ended March 31, 2011 and the three months ended March 31, 2010, respectively.

Unaudited pro forma condensed combined statement of operations adjustments (continued)

p)	To eliminate historical interest expense and deferred financing cost amortization related to Kindred and RehabCare debt obligations that will be refinanced at the closing date of the RehabCare Acquisition and to add the new interest expense and deferred financing cost amortization related to the New Credit Facilities and the Notes offering, which are computed as follows (in thousands):

	For the year ended December 31, 2010
	Interest expense	Deferred cost amortization	Total decrease to interest expense

Historical interest expense eliminated:
RehabCare	$26,947	$4,521	$31,468
Kindred	4,976	1,232	6,208

	$31,923	$5,753	$37,676

	For the three months ended March 31, 2010			For the three months ended March 31, 2011
	Interest expense	Deferred cost amortization	Total decrease to interest expense	Interest expense	Deferred cost amortization	Total decrease to interest expense

Historical interest expense eliminated:
RehabCare	$6,917	$1,127	$8,044	$5,952	$1,173	$7,125
Kindred	860	228	1,088	4,853	660	5,513

	$7,777	$1,355	$9,132	$10,805	$1,833	$12,638

	Debt borrowings at merger date	Deferred costs related to financing	Interest expense	Deferred cost amortization	Other fees	Total increase to interest expense

New interest expense:
For the year ended December 31, 2010	$1,513,939	$64,500	$89,556	$10,041	$2,130	$101,727
For the three months ended March 31, 2010 and March 31, 2011	$1,513,939	$64,500	$21,997	$2,511	$533	$25,041

Interest expense for each period was computed using a blended interest rate for the New Credit Facilities and the Notes offering of approximately 5.9%. The deferred cost amortization was calculated using a blended term of approximately 6.4 years.

A change in interest rate of one-eighth percent would increase or decrease pro forma annual interest expense by approximately $2 million.

q)	To adjust the income tax provision to reflect the pro forma combined company estimated statutory income tax rate of 38.5%.

Unaudited pro forma condensed combined statement of operations adjustments (continued)

r)	The basic and diluted shares used in the computation of earnings from continuing operations per common share were increased by 12.0 million shares to reflect the additional shares issued in the equity consideration to RehabCare stockholders in the RehabCare Acquisition.

s)	To eliminate the direct incremental costs of the RehabCare Acquisition that are reflected in the historical statement of operations of both Kindred and RehabCare. Additional transaction costs unrelated to the RehabCare Acquisition were not eliminated. These amounts, on a pro forma basis, totaled $3.9 million, $0.3 million and $0.8 million for the year ended December 31, 2010, the three months ended March 31, 2011 and the three months ended March 31, 2010, respectively.

t)	To record additional depreciation expense based upon the estimated fair value of the property and equipment acquired over each asset’s estimated remaining useful life. The computation of these amounts follows (dollars in thousands):

					Depreciation expense
					For the year ended December 31, 2010	For the three months ended March 31, 2010 and March 31, 2011
	Historical net book value	Estimated fair value adjustment	Estimated fair value	Estimated remaining useful life

Land	$6,043	$295	$6,338		$-	$-
Buildings	53,089	5,636	58,725	9	6,525	1,631
Buildings and equipment under capital lease obligations	6,443	578	7,021	4	1,755	439
Equipment	51,474	6,453	57,927	4	14,482	3,621
Construction in progress	337	17	354		-	-

	$117,386	$12,979	$130,365	6	22,762	5,691

For the year ended December 31, 2010:
Historical RehabCare depreciation expense					21,744

Depreciation adjustment					$1,018

For the three months ended March 31, 2010:
Historical RehabCare depreciation expense						4,930

Depreciation adjustment						$761

For the three months ended March 31, 2011:
Historical RehabCare depreciation expense						6,282

Depreciation adjustment						$(591)

Unaudited pro forma condensed combined statement of operations adjustments (continued)

u)	To eliminate historical RehabCare intangible amortization expense and replace with new amortization amounts based upon the estimated fair value of finite lived intangible assets. The computation of the new amortization amounts follow (dollars in thousands):

			Amortization expense
	Estimated fair value	Estimated weighted average useful life	For the year ended December 31, 2010	For the three months ended March 31, 2010 and March 31, 2011

Customer relationships	$110,400	15	$7,360	$1,840
Other trade name	16,500	5	3,300	825
Non-compete agreements	2,800	2	1,400	350

	$129,700		$12,060	$3,015

Historical RehabCare amortization expense:
For the year ended December 31, 2010			$8,178
For the three months ended March 31, 2010				$2,126
For the three months ended March 31, 2011				$1,752

Unaudited pro forma condensed combined statement of operations adjustments (continued)

v)	Pro forma earnings from continuing operations per common share are based upon the weighted average number of common shares outstanding. The diluted calculation of pro forma earnings from continuing operations per common share includes the dilutive effect of our stock options and performance-based restricted shares. We follow the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that unvested restricted stock that entitles the holder to receive nonforfeitable dividends before vesting be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method. A computation of the pro forma earnings from continuing operations per common share follows (in thousands, except per share amounts):

	Year ended		For the three months ended
	December 31, 2010		March 31, 2010		March 31, 2011
	Basic	Diluted	Basic	Diluted	Basic	Diluted

Pro forma earnings:
As reported in unaudited pro forma condensed combined statement of operations	$72,182	$72,182	$19,495	$19,495	$37,700	$37,700
Allocation to participating unvested restricted stockholders	(1,001)	(996)	(273)	(272)	(557)	(551)

Available to common stockholders	$71,181	$71,186	$19,222	$19,223	$37,143	$37,149

Shares used in the computation:
Weighted average shares outstanding—basic computation	50,727	50,727	50,615	50,615	51,024	51,024

Dilutive effect of Kindred employee stock options		135		233		508
Dilutive effect of Kindred performance-based restricted shares		81		-		-

Adjusted weighted average shares outstanding – diluted computation		50,943		50,848		51,532

Pro forma earnings from continuing operations per common share	$1.40	$1.40	$0.38	$0.38	$0.73	$0.72